EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT: John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Coldwater, Michigan, July 29, 2009: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) announced second quarter net income of $751,000, or $0.33 per diluted share, for the three months ended June 30, 2009. This compares to net income of $349,000, or $0.16 per diluted share, for the three months ended June 30, 2008. Southern's net income for the six months ended June 30, 2009, was $480,000, or $0.21 per diluted share, compared to net income of $1,550,000, or $0.68 per diluted share, for the same six month period a year ago.

Southern provided $500,000 for loan losses during the second quarter of 2009 compared to a $1,450,000 provision for the first quarter of 2009 and an $800,000 provision for the second quarter of 2008. Net charge offs totaled $766,000 during the second quarter of 2009 compared to $1.7 million in the first quarter of 2009 and $501,000 in the second quarter of 2008.

Southern's allowance for loan losses totaled $6.6 million, or 1.99% of total loans at June 30, 2009 compared to $5.6 million, or 1.66% of total loans at June 30, 2008. Non-performing loans totaled $7,357,000, or 2.21% of gross loans at June 30, 2009 compared to $9,318,000, or 2.77% of gross loans at June 30, 2008, a decrease of $1,961,000, or 21%.

John Castle, Chairman & CEO, stated, "We are pleased with our overall results and encouraged by the improvement in our net charge-offs and our non-performing loan totals. However, the weakened Michigan economy could continue to challenge us for some time."

Southern's net interest margin remained strong when compared to peers at 4.11% for the six month period ending June 30, 2009. This was a slight increase from the March 31, 2009 margin of 4.04%, but a decrease compared to 4.41% for the six month comparable period in 2008. The decline in margin from 2008 is attributable to the declining rate environment.

Non-interest income for the second quarter of 2009 was $622,000 greater than the comparable period in 2008. Security gains and gains from loan sales accounted for $545,000 of this increase. These gains offset substantially higher FDIC insurance premiums recorded during the second quarter of 2009. Southern recorded $407,000 in FDIC assessments which included a special assessment of $217,000 during the second quarter of 2009. Non-interest expense for the second quarter of 2009 was $99,000 greater than 2008.

The annualized return on average assets for the six month periods ending June 30, 2009 and 2008 was 0.21% and 0.64%, respectively. The annualized return on average equity was 2.13% for the 2009 period compared to 6.75% for the 2008 period.

Total consolidated assets at June 30, 2009 were $456.5 million, compared to $475.0 million at December 31, 2008. Over $14 million of higher priced, non core deposits were eliminated from the balance sheet during the first quarter of 2009.

Southern Michigan Bancorp, Inc. is a bank holding company headquartered in Coldwater, Michigan with 18 branches within Branch, Calhoun, Cass, Hillsdale and St. Joseph Counties which provide a broad range of consumer, business and wealth management services throughout the region.

***

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "encouraged", "could", "continue", "for some time" and other similar words or expressions. Accounting estimates, such as the provision and allowance for loan losses, are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability to successfully implement new programs and initiatives, increase efficiencies and improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. Additional information about factors that may adversely affect the matters addressed in forward-looking statements are contained in Southern's reports filed with the Securities and Exchange Commission. Other risk factors exist and new risk factors may emerge at any time. Investors should not place undue reliance on forward-looking statements as predictions of future results. Southern undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.

SOUTHERN MICHIGAN BANCORP, INC.
UNAUDITED INTERIM FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$17,917	$27,989
Federal funds sold	2,614	3,320
Securities available for sale	60,382	65,718
Loans held for sale, net of valuation of -0- in 2009 and 2008	562	121
Loans, net of allowance for loan losses of $6,624 - 2009 ($7,104 - 2008)	325,830	328,206
Premises and equipment, net	13,040	13,286
Accrued interest receivable	1,998	2,614
Net cash surrender value of life insurance	9,690	9,523
Goodwill	13,422	13,422
Other intangible assets	2,536	2,717
Other assets	8,505	8,080
TOTAL ASSETS	$456,496	$474,996

LIABILITIES
Deposits :
Non-interest bearing	$55,555	$57,216
Interest bearing	320,326	336,827
Total deposits	375,881	394,043
Securities sold under agreements to repurchase and overnight borrowings	14,641	13,890
Accrued expenses and other liabilities	4,371	4,272
Other borrowings	11,134	12,492
Subordinated debentures	5,155	5,155
TOTAL LIABILITIES	411,182	429,852

Common stock subject to repurchase obligation in Employee Stock Ownership Plan, 99,586 shares outstanding in 2009 (100,392 in 2008)	677	728

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,323,410 shares in 2009 (2,311,740 shares in 2008)
Outstanding (other than ESOP shares) - 2,223,824 shares in 2009 (2,211,348 shares in 2008)	5,560	5,528
Additional paid-in capital	18,735	18,588
Retained earnings	20,839	20,593
Accumulated other comprehensive income, net	213	413
Unearned restricted stock compensation	(175)	(115)
Unearned Employee Stock Ownership Plan shares	(535)	(591)
Total shareholders' equity	44,637	44,416
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$456,496	$474,996

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Interest income:
Loans, including fees	$4,971	$5,570	$9,915	$11,714
Federal funds sold and balances with banks	11	96	20	223
Securities:
Taxable	278	497	667	1,135
Tax-exempt	223	240	453	483
Total interest income	5,483	6,403	11,055	13,555

Interest expense:
Deposits	1,145	1,686	2,433	3,838
Other	207	358	402	656
Total interest expense	1,352	2,044	2,835	4,494
Net Interest Income	4,131	4,359	8,220	9,061
Provision for loan losses	500	800	1,950	1,150

Net interest income after provision for loan losses	3,631	3,559	6,270	7,911

Non-interest income:
Service charges on deposit accounts	738	691	1,305	1,350
Trust fees	228	260	479	548
Net gains on security calls and sales	407	2	407	15
Net gains on loan sales	236	96	430	215
Earnings on life insurance assets	84	83	168	171
Gain on life insurance proceeds	-	19	-	390
Income and fees from automated teller machines	176	161	333	309
Other	269	204	504	468
Total non-interest income	2,138	1,516	3,626	3,466

Non-interest expense:
Salaries and employee benefits	2,432	2,575	4,942	5,262
Occupancy, net	325	388	722	775
Equipment	231	322	455	620
Printing, postage and supplies	159	169	312	320
Telecommunication expenses	84	88	175	196
Professional and outside services	274	453	660	772
FDIC assessments	407	13	519	39
Software maintenance	143	88	214	222
Amortization of other intangibles	91	94	181	187
Other	728	585	1,441	1,277
Total non-interest expense	4,874	4,775	9,621	9,670
INCOME BEFORE INCOME TAXES	895	300	275	1,707
Federal income tax provision (credit)	144	(49)	(205)	157
NET INCOME	$751	$349	$480	$1,550

Basic Earnings Per Common Share	$.33	$.16	$.21	$.68
Diluted Earnings Per Common Share	$.33	$.16	$.21	$.68
Dividends Declared Per Common Share	$.05	$.20	$.10	$.40